                                                                   Exhibit 10.20

                               RIVER HOLDING CORP.

                             STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of ______ ___, _____, by and between River Holding Corp., a Delaware corporation (the "Company"), and ____________ ("Optionee") pursuant to the Company's 2001 Stock Option Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

          In consideration of the covenants hereinafter set forth, and pursuant to the authority granted to the Option Committee (as defined in the Plan) by the Board of Directors of the Company, the parties agree as follows:

          1. Option; Number of Shares; Price. The Company hereby grants to Optionee the right (the "Option") to purchase up to a maximum of _______ shares (the "Shares") of the common stock of the Company ("Common Stock"), at a purchase price of $_____ per share (the "Option Price"), to be paid in accordance with Section 6 hereof. The Option and the right to purchase all or any portion of the Shares is subject to the terms and conditions stated in this Agreement and in the Plan, including, without limitation, the provisions of Sections 4 and 11 of the Plan under which the Option shall be subject to modification and Sections 11(b), 15 and 16 of the Plan and Sections 3 and 4 hereof pursuant to which the Option is subject to acceleration and/or termination. It is intended that the Option [WILL/WILL NOT] qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Exercisability. Subject to Section 3 below, the Shares covered by the Option shall become exercisable as provided on Schedule A.

          3. Term of Agreement. Optionee's right to exercise the Option shall terminate on the first of the following:

             (a) termination pursuant to Section 2 hereof or to Section 11,
Section 15 or Section 16 of the Plan;

             (b) April 8, 2006;

             (c) 45 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 30 days after the date of termination (other than for Cause) of Optionee's employment or other relationship with the Company and all of the Subsidiaries;

                                                                   Exhibit 10.20

             (d) 180 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, if such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 30 days after the date of termination (other than for Cause) of Optionee's employment or other relationship with the Company and all of the Subsidiaries; or

             (e) on the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, if such termination was for Cause. As used herein, "Cause" shall mean (i) Optionee's conviction of, or the entry of a pleading of guilty or nolo contendre by Optionee to, a felony or a crime involving moral turpitude, (ii) Optionee's material failure to perform his duties required under his employment or other relationship, material failure to comply with the Company's and/or a direct or indirect subsidiary's (a "Subsidiary's") standard policies and procedures generally applicable to employees, or failure to comply with any provision of any employment agreement after having received written notice from the Company and/or a Subsidiary identifying such failure and after having received an opportunity of at least ten (10) days in which to cure the failure so identified by the Company and/or a Subsidiary if such failure is susceptible to cure, (iii) a willful act by Optionee as a result of which he receives an improper personal benefit at the expense of the Company and/or a Subsidiary, (iv) an act of fraud or dishonesty committed by Optionee against the Company and/or a Subsidiary, or (v) any other misconduct by Optionee that is materially injurious to the business or reputation of the Company and/or a Subsidiary.

          4. Termination of Employment or Other Relationship. The termination for any reason of Optionee's employment or other relationship with the Company and all of the Subsidiaries shall not accelerate the time at which the Option shall become exercisable or affect the number of Shares with respect to which the Option may be exercised. The Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

          5. Death of Optionee; No Assignment. The rights of Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee, or if Optionee has not designated anyone, his or her legal representative, may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. If Optionee should die while engaged in an employment or other relationship with the Company and/or any Subsidiary or within 30 days of the termination of such relationship, and provided the Option shall have become exercisable, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, legatee, or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option. Any attempt to

                                                                   Exhibit 10.20

sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option or any rights in respect thereof in contravention of this Agreement or the Plan shall be void.

          6. Exercise of Option. On or after the times at which, and to the extent that, the Option has become exercisable in accordance with Section 2 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) upon delivery of the following to the Company at its principal executive offices:

             (a) a written notice of exercise in the form attached hereto as Exhibit A which identifies this Agreement and states the whole number of Shares (which may not be less than 100, or all of the Shares if less than 100 Shares then remain covered by the Option) then being purchased;

             (b) a check, cash or any combination thereof in the amount of the aggregate Option Price for the number of Shares specified in the notice of exercise (or payment of the aggregate Option Price in such other form of lawful consideration as the Option Committee may approve from time to time under the provisions of Section 8 of the Plan including the surrender of Shares on a cashless exercise involving a broker);

             (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided any arrangement set forth in this parenthetical shall satisfy the requirements of applicable tax laws); and

             (d) a written representation and undertaking in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan including an acknowledgment that Optionee has reviewed the memorandum regarding Section 83(b) of the Internal Revenue Code of 1986, as amended, attached hereto as Exhibit B.

          7. Restriction on Transfer of Shares Acquired Upon Exercise of Option.

             (a) Except as otherwise provided in paragraph (b) below and subject to Section 8, Optionee may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Shares acquired upon exercise of the Option prior to the earlier of April 8, 2003 or an Initial Public Offering (as defined below). In connection with any public offering Optionee agrees to execute a lock up agreement (for up to 180 days) covering the Shares in the form required by the Company. Any purported Transfer or Transfers (including involuntary Transfers initiated by operation of legal process), of any of the Shares or any right, title or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void.

                                                                   Exhibit 10.20

The term "Initial Public Offering" shall mean an underwritten public offering which results in gross proceeds to the Company in excess of $25 million from the sale of Common Stock.

             (b) Optionee may, at any time, Transfer any or all of the Shares:
(i) inter vivos to Optionee's spouse or issue, or to a trust for their or Optionee's benefit, or (ii) upon Optionee's death, to any person in accordance with the laws of descent and/or testamentary distribution (such persons are collectively referred to herein as "Permitted Transferees"). Notwithstanding the foregoing in this Section 7(b), Shares shall not be Transferred pursuant to this
Section 7(b) until the Permitted Transferee executes a valid undertaking, in form and substance satisfactory to the Company and the FS Entities (as defined below) to the effect that the Permitted Transferee and the Shares so Transferred shall thereafter remain subject to all of the provisions of this Agreement (including the Repurchase Option (as defined in Section 10 hereof)), as though the Permitted Transferee were a party to this Agreement, bound in every respect in the same way as Optionee.

          8. Right of First Refusal. At any time on or after April 8, 2003, Optionee may Transfer for cash any or all of the Shares to any third party subject to the provisions of this Section 8 and Section 14(b). Prior to any such proposed Transfer, Optionee shall first give written notice (the "Notice") to the Company specifying (i) Optionee's bona fide intention to sell such Shares;
(ii) the name(s) and address(es) of the proposed Transferees; (iii) the number of Shares Optionee proposes to Transfer (the "Offered Shares"); (iv) the price for which Optionee proposes to Transfer the Offered Shares (the "First Refusal Price"); and (v) all other material terms and conditions of the proposed Transfer. Within 15 days of receipt of the Notice, the Company (or its nominee(s) or assignee(s)) may elect to purchase any or all of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice of such election to Optionee, specifying a day, which shall not be more than 30 days after such notice is delivered, on or before which Optionee shall surrender (if Optionee has not already done so) the certificate or certificates representing the Offered Shares (with a stock assignment or stock assignments duly endorsed in blank for Transfer) at the principal office of the Company. Within 30 days after delivery of such notice to Optionee, the Company (or its nominee(s) or assignee(s)) shall deliver to Optionee a check, payable to Optionee, in the amount of the purchase price of the Offered Shares. If Optionee fails to so surrender such certificate or certificates on or before such date, from and after such date the Offered Shares shall be deemed to be no longer outstanding, and Optionee shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the First Refusal Price, without interest, upon surrender of the certificate or certificates therefor (duly endorsed in blank for Transfer). If the Company or its nominee(s) or assignee(s) do not elect to purchase all of the Offered Shares, Optionee shall be entitled to Transfer the remaining portion of the Offered Shares to the Transferee(s) named in the Notice at the price specified in the Notice or at a higher price and on the terms and conditions set forth in the Notice; provided, however, that such Transfer must be consummated within 90 days from the date of the Notice. Any proposed Transfer after such 90-day period may be made only by again complying with the procedures set forth in this Section 8. The right of first refusal provided for in this Section 8 shall terminate upon an Initial Public Offering.

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                                                                   Exhibit 10.20

          9. Drag Along Right. If FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners International, L.P., a Delaware limited partnership, and FS Equity Partners IV, L.P., a Delaware limited partnership (collectively, the "FS Entities"), find a third party buyer for all the Shares of Common Stock of the Company held by it (whether such sale is by way of purchase, exchange, merger or other form of transaction), then at the request of the Company or the FS Entities, Optionee shall sell all of his or her Options and/or Shares on the same terms and conditions as apply to the sale by the FS Entities of the Common Stock (in the case of Options, deducting the Option Price from the consideration to be received for shares of Common Stock; if the Option Price is greater than the consideration to be received, then such Options shall be canceled without any payment to Optionee); provided however, that if such buyer is a party other than a corporation whose common stock is publicly-traded, Optionee shall not be required to accept consideration other than cash.

          10. Repurchase Option.

              (a) In the event that Optionee's employment or other relationship with the Company and all of its Subsidiaries terminates for any reason (including, without limitation, by reason of Optionee's death, disability, retirement, voluntary resignation or dismissal by the Company or any of its Subsidiaries, with or without Cause), the Company shall have the option (the "Repurchase Option") to purchase from Optionee all or any portion of the Shares acquired by Optionee upon exercise of the Option for a period of six (6) months after the effective date of such termination (the "Termination Date"); provided that such period shall be extended to the six-month anniversary of the date on which Optionee purchased any Shares pursuant to the Option after the Termination Date. The Repurchase Option shall be exercised by the Company by delivery to Optionee, within the period specified above, of a written notice specifying (a) the number of Shares to be purchased and (b) a day, which shall not be more than 30 days after the date such notice is delivered, on or before which Optionee shall surrender the certificate or certificates representing the Shares to be purchased pursuant to the Repurchase Option (duly endorsed in blank for Transfer) at the principal office of the Company in exchange for a check, payable to Optionee in the amount equal to check in the amount of the Repurchase Price, calculated as provided in this Section 10, for all Shares to be purchased. If Optionee fails to surrender the certificate or certificates evidencing the Shares on or before such date, from and after such date the Shares which the Company elected to repurchase shall be deemed to be no longer outstanding, and Optionee shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the Repurchase Price, without interest, upon surrender of the certificate or certificates therefor (with a stock assignment or stock assignments duly endorsed in blank for Transfer). The Repurchase Option provided for in this Section 10 shall terminate upon an Initial Public Offering.

              (b) The purchase price (the "Repurchase Price") for each Share to be purchased pursuant to the Repurchase Option shall be equal to (i) the Fair Market Value (as defined below), in

                                                                   Exhibit 10.20

the event Optionee's employment or other relationship with the Company and all of its Subsidiaries terminates by reason of Optionee's death or disability, (ii) the greater of the Option Price or the Fair Market Value, in the event such employment or other relationship is terminated by the Company or any of its Subsidiaries without Cause or by Optionee in the event of a Qualifying Resignation (as defined below), (iii) in the event such employment or other relationship is terminated by Optionee's resignation, other than a Qualifying Resignation, the greater of the Option Price or 50% of the Fair Market Value, or
(iv) in the event such employment or other relationship is terminated for Cause, the greater of the Option Price or Book Value. As used herein, (i) the "Fair Market Value" shall be the fair market value of a Share as of the date of repurchase by the Company, (ii) the "Book Value" shall be equal to the Option Price (subject to adjustment as set forth below) plus the net income or minus the net loss per Share for all shares of Common Stock from the date of this Agreement to the end of the fiscal quarter immediately preceding the Termination Date, in each case, as determined by the Board of Directors of the Company, acting in good faith, which determination shall be final and binding, and (iii) "Qualifying Resignation" shall mean a resignation by Optionee within 60 days after any of the following: (A) a change of Optionee's duties and responsibilities which cause Optionee's position to be one of materially lesser responsibility and scope; or (B) a reduction in Optionee's base salary.

             (c) If between the Termination Date and the date on which a repurchase pursuant the Repurchase Option is made there is any distribution of stock or other securities of the Company or any successor or assign of the Company which is made in respect of, in exchange for or in substitution of the Shares by reason of any split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise, then (i) all of the Shares to be purchased pursuant to the Repurchase Option shall participate in such transaction and (ii) the Repurchase Price for the Shares to be purchased pursuant to the Repurchase Option shall be adjusted appropriately to reflect the transaction.

         11. Certain Reorganizations. In addition to the obligations of Optionee to sell the Shares and/or Options pursuant to Section 9 above, Optionee hereby agrees to exchange or otherwise transfer his Shares and/or Options, in the same manner as the FS Entities transfer Common Stock in transactions contemplated by
Section 7.4 of that certain Shareholders Agreement dated April 7, 1998 among the Company, Hudson Respiratory Care, Inc. ("Hudson RCI") and certain other signatories thereto (the "Shareholders Agreement"). Optionee hereby consents to any sale, transfer, reorganization, exchange, merger, combination, liquidation or dissolution or other form of transaction described in Section 9 or as contemplated by Section 7.4 of the Shareholders Agreement and agrees to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction. Optionee further agrees to timely take such other actions as the Company or the FS Entities may reasonably request in connection with the approval of the consummation of such sale, transfer, reorganization, exchange, merger, combination or other form of transaction, including voting as a stockholder to approve any such sale, transfer,

                                                                   Exhibit 10.20

reorganization, exchange, merger, combination or other form of transaction and waiving any appraisal rights that Optionee may have in connection therewith.

         12. Binding on Transferees. The obligations of Optionee pursuant to Sections 8, 9, 10 and 11 hereof shall be binding on any transferee of any of the Options or the Shares (except a transferee of Shares in a Public Market Sale (as defined below)) and any transfer of any of the Options or Shares shall be void unless a written commitment to be bound by such provisions from such transferee is delivered to the Company and the FS Entities prior to any transfer. The obligations of Optionee pursuant to Sections 8, 9, 10 and 11 hereof shall apply to any securities received in substitution or exchange for the Options or the Shares, including (without limitation) pursuant to Section 11 of the Plan. A "Public Market Sale" shall mean any sale of shares of Common Stock into the public market after an Initial Public Offering, which is made pursuant to Rule 144 promulgated under the Act or pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and shall not include a negotiated private sale transaction or other disposition of shares of Common Stock.

         13. Tag Along Right. If the FS Entities find a third-party buyer, other than a permitted transferee of the FS Entities (as defined in the Shareholders Agreement), for all or part of the Common Stock held by the FS Entities (whether such sale is by way of purchase, exchange, merger or other form of transaction), Optionee shall have the right to sell, on the terms set forth in a written notice (the "Offering Notice") delivered by the FS Entities to Optionee describing the terms of the proposed sale (including the minimum sale price for the shares that the FS Entities plan to sell), that amount of his or her Shares which constitute the same percentage of his or her Shares as the proportionate percentage of Common Stock sold by the FS Entities. Such right shall be exercisable by delivering written notice to the FS Entities within 15 days after receipt of the Offering Notice. Failure to exercise such right within such 15-day period shall be regarded as a waiver of such right. The obligations of the FS Entities under this Section 13 shall terminate upon an Initial Public Offering. The transactions contemplated by Section 7.4 of the Shareholders Agreement shall not give rise to any rights of Optionee under this Section 13.

         14. Representations and Warranties of Optionee.

             (a) Optionee represents and warrants that the Shares to be purchased pursuant to the Option will be acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof. Optionee represents that he or she has a preexisting personal or business relationship with the Company or one or more of its officers or directors, or by reason of Optionee's business or financial experience Optionee has the capacity to protect his or her own interests in connection with the grant of the Option and the purchase of the Shares.

             (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Common Stock under the Securities Act on the basis of

                                                                   Exhibit 10.20

certain exemptions from such registration requirement. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

                  (c) Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan.

          15. No Rights as Stockholder. Optionee shall have no rights as a stockholder of any shares of Common Stock covered by the Option until the date an entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). Except as may be provided under Section 11 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

          16. Limitation of Company's Liability for Nonissuance. The inability of the Company to obtain, from any regulatory body having jurisdiction, registration, qualification or other necessary authorization, or the unavailability of an exemption from registration or qualification obligation deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder and under the Plan shall suspend the Company's obligation to permit the exercise of any affected Option or to issue any Shares thereupon and shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or exemption shall not have been obtained. In no event shall the Company be required to register or qualify the sale of any shares hereunder under any state or federal securities statute in order to permit the exercise of the Option in the absence of an available exemption. In the event that exercisability of the Option is suspended as provided in this section, the term thereof shall be extended until the thirtieth (30th) day after the Company shall have given notice to Optionee that the Option may be exercised in accordance with the provisions hereof.

          17. This Agreement Subject to Plan. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal executive offices upon request and without charge. The good faith interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Option Committee, shall be final, conclusive and binding on all parties.

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                                                                   Exhibit 10.20

          18. Restrictive Legends. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides or is employed may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend shall be removed when no longer applicable. Any and all certificates now or hereafter issued evidencing the Shares shall have endorsed upon them legends substantially as follows:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN OPTION AGREEMENT BY AND BETWEEN RIVER HOLDING CORP. AND THE ORIGINAL PURCHASER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          19. Notices. All notices, requests and other communications hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

              If to the Company:

                       River Holding Corp.
                       27711 Diaz Road
                       P.O. Box 9020
                       Temecula, California  92589
                       Attention:  President

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                                                                   Exhibit 10.20

              If to the FS Entities:

                       c/o Freeman Spogli & Co. LLC
                       11100 Santa Monica Boulevard, Suite 1900
                       Los Angeles, California 90025

              If to Optionee, at the address appearing on the signature page hereof.

          20. Not an Employment or Other Agreement. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment by, or rights to any other relationship with, the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or other relationship with, Optionee, subject to the terms of any written employment or other agreement to which Optionee is a party.

          21. Governing Law. This Agreement shall be construed under and governed by the laws of the State of California without regard to the conflict of law provisions thereof.

          22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

          23. Amendments; Further Assurances. This Agreement may be amended only by a written agreement executed by both of the parties hereto and the FS Entities. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement.

          24. Recapitalizations or Exchanges Affecting the Company's Capital. The provisions of this Agreement shall apply to any and all stock or other securities of the Company or any successor or assign of the Company, which may be issued in respect of, in exchange for or in substitution of, the Shares by reason of any split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, including as contemplated by
Section 7.4 of the Shareholders Agreement, and such Shares or other securities shall be encompassed within the term "Shares" for purposes of this Agreement.

          25. Disclosure. The Company shall have no duty or obligation to affirmatively disclose to Optionee, and Optionee shall have no right to be advised of, any material information regarding the Company or any Subsidiaries at any time prior to, upon or in connection with the Company's purchase of the Shares under this Agreement.

          26. Successors and Assigns. The Company may assign with absolute discretion any or all of its rights and/or obligations and/or delegate any of its duties under this Agreement to any of its

                                                                   Exhibit 10.20

affiliates, successors and/or assigns and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of the Company in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto. Without limiting the foregoing, the Company may assign the Repurchase Option and/or the right of first refusal provided for in Sections 8 and 10 of this Agreement, respectively, to any nominee, affiliate, successor and/or assign. The FS Entities may assign their rights under Sections 9, 11 and 13 to any of their respective permitted transferees (as defined in the Shareholders Agreement) or to a purchaser of shares of Common Stock then owned by the FS Entities. Optionee may not assign any or all of his or her rights and/or obligations and/or delegate any or all of his or her duties under this Agreement without the prior written consent of the Company and the FS Entities.

                                                                   Exhibit 10.20

          IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                                             THE COMPANY:

                                             RIVER HOLDING CORP.

                                             By:
                                                  ______________________________
                                                  Name:  _______________________
                                                  Title: _______________________

                                             OPTIONEE:

                                             ADDRESS:

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                                                                   Exhibit 10.20

                                   Schedule A

                           SCHEDULE OF EXERCISABILITY

              _________ Shares of Common Stock subject to the Option shall become exercisable as follows:

                  % of Option Exercisable            Date Exercisable

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                                                                   Exhibit 10.20

                                    EXHIBIT A

                               RIVER HOLDING CORP.

                            NOTICE OF OPTION EXERCISE

                                                            _____________, 200__

RIVER HOLDING CORP.
Attention: Corporate Secretary

          9. Exercise of Option. Effective as of today, I hereby elect to purchase __________ shares of Common Stock (the "Shares") of River Holding Corp. (the "Company") pursuant to the stock option (the "Option") granted to me by the Stock Option Agreement dated for reference purposes ___________________________, and pursuant to the Company's 2001 Stock Option Plan (the "Plan"). The exercise price of the Option is $____________ per share and, accordingly, I have delivered to the Company my check in the amount of $_____________________ representing the aggregate exercise price for the Shares.

          10. Investment Representations. I am aware of the Company's business affairs and financial condition and I have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. I am acquiring the Shares for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). I acknowledge and understand that the Shares constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. I further understand that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. I further acknowledge and understand that the Company is under no obligation to register the Shares.

          11. Other. I acknowledge that I have received, read and understand the Stock Option Agreement and the Plan and I agree to abide by and be bound by the terms and conditions of both the Stock Option Agreement and the Plan. I understand and agree that the Company shall cause restrictive legends to be placed upon the certificates(s) evidencing ownership of the Shares as may be required by the Company or by state or federal securities laws.

                                            ____________________________________
                                            (Signature of Exercising Optionee)